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                        [PRICE WATERHOUSE LETTERHEAD]


                                                                    Exhibit 23.1



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-93084 and No. 33-86588) of Bush Boake Allen Inc. of our report dated January 30, 1998 appearing on page 38 of the 1997 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



Price Waterhouse LLP

Morristown, New Jersey
March 18, 1998


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